              Schedule 14A Information required in proxy statement.
                            Schedule 14A Information
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )
                                                        --

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ X ]   Preliminary Proxy Statement
[   ]   Preliminary Additional Materials
[   ]   Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[   ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Section 240.149-11(c) or
        Section 240.14a-12

 ....Dean Witter Premier Income Trust . . . . . . . . . . . . . .

        (Name of Registrant as Specified in its Charter)

 ....Lou Anne McInnis . . . . . . . . . . . . . . . . . . . . . .
        (Name of Person(s) Filing Proxy Statement)

        Payment of Filing Fee (check the appropriate box):


[ x  ]  No fee required.
[    ]  Fee computed on table below per Exchange Act Rules
        14a-6(j)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


2)   Aggregate number of securities to which transaction applies:

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .



3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Set forth the amount on which the filing fee is calculated and state how it was determined.

4)   Proposed maximum aggregate value of transaction:

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


5)   Fee previously paid:

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


2)   Form, Schedule or Registration Statement No.:

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

3)   Filing Party:

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


4)   Date Filed:

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                PRELIMINARY COPY
       FOR THE INFORMATION OF THE SECURITIES AND EXCHANGE COMMISSION ONLY

                        DEAN WITTER PREMIER INCOME TRUST
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 1, 1997

    A Special Meeting of Shareholders of DEAN WITTER PREMIER INCOME TRUST (the "Fund"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, will be held in the Conference Center, Forty-Fourth Floor, 2 World Trade Center, New York, New York 10048, on May 1, 1997 at 9:00 A.M., New York City time, for the following purposes:

       1. To approve or disapprove a Plan of Liquidation and Dissolution to terminate the Fund; and

       2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Shareholders of record as of the close of business on February 7, 1997 are entitled to notice of and to vote at the meeting. If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy promptly in the envelope provided for that purpose.

    In the event that the necessary quorum to transact business is not obtained at the meeting, the persons named as proxies may propose one or more adjournments of the meeting for a total of not more than 60 days in the aggregate to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal to approve the Plan of Liquidation and Dissolution and will vote against such adjournment those proxies required to be voted against that proposal.

                                                  SHELDON CURTIS
                                                    SECRETARY
February 10, 1997
New York, New York

                                    IMPORTANT
      YOU CAN HELP THE FUND AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO BE PRESENT IN PERSON, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                        DEAN WITTER PREMIER INCOME TRUST

                TWO WORLD TRADE CENTER, NEW YORK, NEW YORK 10048

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 1, 1997

    This proxy statement is furnished in connection with the solicitation of proxies by the Trustees of DEAN WITTER PREMIER INCOME TRUST (the "Fund") for use at the Special Meeting of Shareholders of the Fund to be held on May 1, 1997, and at any adjournments thereof (the "Meeting").

    If the enclosed form of proxy is properly executed and returned in time to be voted at the meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked proxies will be voted in favor of the proposal. A proxy may be revoked at any time prior to its exercise by any of the following: written notice of revocation to the Secretary of the Fund, execution and delivery of a later dated proxy to the Secretary of the Fund (if returned and received in time to be voted), or attendance and voting at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy.

    Shareholders as of the close of business on February 7, 1997, the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, are entitled to one vote for each share held and a fractional vote
for a fractional share. On February 7, 1997 there were outstanding       shares
of beneficial interest of the Fund, all with $0.01 par value. The Trustees and officers of the Fund, together, owned less than 1% of the Fund's outstanding shares on that date. The percentage ownership of shares of the Fund changes from time to time depending on purchases and redemptions by shareholders and the total number of shares outstanding.

    The cost of soliciting proxies for this Meeting, consisting principally of printing and mailing expenses will be borne by the Fund. The solicitation of proxies will be by mail, which may be supplemented by solicitation by mail, telephone or otherwise through Trustees, officers and regular employees of the Fund, or Dean Witter InterCapital Inc. ("InterCapital") or its subsidiary, Dean Witter Services Company Inc., without special compensation therefor. The first mailing of this proxy statement is expected to be made on or about February 12, 1997.

                            APPROVAL OR DISAPPROVAL
                     OF PLAN OF LIQUIDATION AND DISSOLUTION
                             TO TERMINATE THE FUND

    On January 23, 1997, the Board of Trustees, following deliberation and review of a proposal by the Fund's management, determined that it would be advisable that the Fund be liquidated and dissolved in accordance with Massachusetts law. Accordingly, the Board approved the termination of the Fund, subject to shareholder approval, pursuant to a Plan of Liquidation and Dissolution (the "Plan"). A copy of the Plan is attached as EXHIBIT A. At the Meeting, shareholders of the Fund will vote on the Plan. The Plan provides for the liquidation of the Fund's assets and the distribution to shareholders of the Fund of all of the proceeds of such liquidation, which will be in cash form, less an amount to be provided for debts and liabilities of the Fund.

    The favorable vote of two-thirds of the outstanding voting securities of the Fund is required for approval of the Plan.

BACKGROUND OF AND REASON FOR THE PLAN

    The Fund commenced operations on July 1, 1991. The Fund's assets, which at one time were as high as approximately $160 million, have steadily decreased over the past several years and as of December 31, 1996 have declined to approximately $23. It appears that with the increasing expenses due to a shrinking asset base, the Fund may no longer be economically viable. Additionally, BlackRock Financial Management Inc. (the "Sub-Adviser"), which has responsibility for the daily portfolio management of the Fund, has indicated an intention to step down as the Fund's sub-adviser in 1997.

    InterCapital, the Sub-Adviser and Dean Witter Distributors Inc., the distributor of the Fund's shares (the "Distributor") (collectively, "Management"), believe it is unlikely that the Fund will experience material growth in assets in the foreseeable future. Because of the inefficiencies, higher costs and disadvantageous economies of scale attendant with the Fund's small asset base, the Fund's Management has concluded that it would be in the best interests of the Fund and its shareholders to liquidate the Fund and has recommended that this course of action be considered by the Fund's Board of Trustees.

    At a meeting on January 23, 1997, the Board of Trustees considered whether it would be appropriate to liquidate the Fund and, after careful consideration of the matter, the Board approved the liquidation and termination of the Fund pursuant to the terms of the Plan. The Board also directed that the Plan be submitted to shareholders for approval. In evaluating the Plan, the Trustees considered a number of factors, including the amount of the Fund's total assets, the Fund's expense ratio, the likelihood that additional sales of the Fund's shares could increase the assets to a more viable level, the absence of another investment company advised by InterCapital that would be appropriate for a possible merger and the intentions of the Sub-Adviser to relinquish the everyday portfolio management of the Fund. Based on consideration of the foregoing and all other factors deemed relevant by it, the Board of Trustees determined that adoption of the Plan was in the best interests of the Fund and its shareholders. In view of this determination, the Board instructed the Distributor to suspend all further sales of shares pending shareholder consideration of the Plan, with the exception of shares sold pursuant to the reinvestment of dividends and other distributions. Because of the suspension of sales, the Board also determined that accrual of payments to the Distributor, pursuant to the distribution plan of the Fund adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, should be terminated effective January 24, 1997.

    If shareholders of the Fund fail to approve the Plan, the Fund will not be liquidated and will continue to operate and be managed in accordance with the investment objective and policies of the Fund as currently in effect. However, in such case, the Trustees would determine what alternative action, if any, should be taken.

SUMMARY OF THE PLAN

    EFFECTIVE DATE OF THE PLAN AND CESSATION OF THE FUND'S ACTIVITIES AS AN INVESTMENT COMPANY. The Plan will become effective on the date of its approval by shareholders (the "Effective Date"). Following shareholder approval, the Fund will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash and will not engage in any business activity except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing assets to shareholders after the payment to (or reservation of assets for payment to) all creditors of the Fund. After the distribution of assets to shareholders, the Fund will be dissolved in accordance with the Plan and Massachusetts law. The Plan provides that that Trustees may authorize such variations from, or amendments to, the provisions of the Plan as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of the existence of the Fund in accordance with the purposes to be accomplished by the Plan.

    LIQUIDATING DISTRIBUTION. As soon as practicable after the Effective Date, and in any event within 60 days thereafter, the Fund will mail to each shareholder of record who has not redeemed its shares a liquidating distribution equal to the shareholder's proportionate interest in the remaining assets of the Fund and information concerning the sources of the liquidating distribution.

    CONTINUED OPERATION OF THE FUND. The adoption of the Plan will not affect the right of shareholders to redeem shares of the Fund at their then current net asset value per share. All officers of the Fund, as well as all entities serving the Fund, will continue in their present positions and capacities until such time as the Fund is liquidated and dissolved.

    EXPENSES OF LIQUIDATION AND DISSOLUTION. Except as may be otherwise agreed to between the Fund and its investment manager, all expenses incurred by or allocable to the Fund in carrying out this Plan, deregistering the Fund as an investment company, and dissolving the Fund, which are expected to amount to approximately $16,000, shall be borne by the Fund.

PROCEDURE FOR LIQUIDATION

    The Plan provides for the termination of the Fund under the laws of the Commonwealth of Massachusetts. The Fund intends to file an appropriate notice of termination with the Office of the Secretary of State of Massachusetts. Such notice will state that the Trustees approved the termination of the Fund pursuant to the Plan and will specify the exact date of termination. Massachusetts law does not provide rights of appraisal or similar rights of dissent to shareholders with respect to the proposed liquidation and termination.

TAX EFFECTS OF LIQUIDATION

    The Fund has been advised by its special tax counsel, Gordon Altman Butowsky Weitzen Shalov & Wein, that, upon the liquidation of the Fund, shareholders will realize a capital gain or loss to the extent that the amount received upon liquidation exceeds or is less than the shareholder's adjusted basis in its shares of the Fund. The realized gain or loss will be long-term or short-term depending upon whether the shareholder has held shares for more or less than one year.

    The Fund qualified as a regulated investment company for federal income tax purposes for its fiscal year ended October 31, 1996, and has continued to so qualify. Following completion of the proposed liquidation and dissolution, shareholders will be furnished information concerning the tax treatment of all dividend and other distributions, including final liquidation distributions, made by the Fund.

    Certain shareholders who have not furnished a correct taxpayer identification number may be subject to backup withholding at a rate of 31% of the amount of distributions. The above discussion does not address the treatment of tax-exempt shareholders or nonresident shareholders. In addition, the treatment of state or local taxes is not discussed. Shareholders are urged to consult with their own tax advisers with respect to such issues.

DE-REGISTRATION AS AN INVESTMENT COMPANY

    Promptly after the dissolution of the Fund, an application will be filed with the Securities and Exchange Commission for an order declaring that the Fund has ceased to be an investment company. Upon issuance of such an order, the Fund will no longer be registered under or subject to the provisions of the Investment Company Act of 1940.

    THE TRUSTEES OF THE FUND UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS APPROVE THE PLAN OF LIQUIDATION AND DISSOLUTION TO TERMINATE THE FUND.

                             ADDITIONAL INFORMATION

    In the event that the necessary quorum to transact business is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting for a total of not more than 60 days in the aggregate to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal and will vote against such adjournment those proxies required to be voted against the proposal.

    Abstentions and, if applicable, broker "non-votes" will not count as votes in favor of the proposal, and broker "non-votes" will not be deemed to be present at the meeting for purposes of determining whether the proposal has been approved. Broker "non-votes" are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority.

                             SHAREHOLDER PROPOSALS

    In the event that the Fund is not liquidated and dissolved, any proposals of security holders intended to be presented at the next Meeting of Shareholders should be presented a reasonable time prior to the mailing of the proxy materials sent in connection with the meeting, for inclusion in the proxy statement for that meeting.

                            REPORTS TO SHAREHOLDERS

    THE FUND'S MOST RECENT ANNUAL REPORT, FOR THE FISCAL YEAR ENDED OCTOBER 31, 1996, PREVIOUSLY SENT TO THE FUND'S SHAREHOLDERS, IS AVAILABLE WITHOUT CHARGE UPON REQUEST FROM ADRIENNE RYAN-PINTO AT DEAN WITTER TRUST COMPANY, HARBORSIDE FINANCIAL CENTER, PLAZA TWO, JERSEY CITY, NEW JERSEY 07311 (TELEPHONE 1-800-869-NEWS (TOLL-FREE)).

                                 OTHER BUSINESS

    Management of the Fund knows of no other matters which may be presented at the Meeting. However, if any matters not now known properly come before the Meeting, it is intended that the persons named in the attached form of proxy, or their substitutes, will vote such proxy in accordance with their judgment on such matters.

                                                  By Order of the Trustees
                                                        Sheldon Curtis
                                                         SECRETARY

                                                                       EXHIBIT A

                        DEAN WITTER PREMIER INCOME TRUST
                      PLAN OF LIQUIDATION AND DISSOLUTION

    The following Plan of Liquidation and Dissolution (the "Plan") of Dean Witter Premier Income Trust (the "Fund"), a trust organized and existing under the laws of the Commonwealth of Massachusetts, which has operated as an open-end non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the provisions of the Fund's Declaration of Trust dated March 26, 1991 (the "Declaration"), and under Massachusetts law.

    WHEREAS, the Fund's Board of Trustees (the "Board") has deemed that it is advisable and in the best interests of the Fund and its shareholders to liquidate and to dissolve the Fund, and the Board, on January 23, 1997, considered the matter and determined to recommend the termination of the Fund pursuant to this Plan:

    NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

    1. EFFECTIVE DATE OF PLAN. This Plan shall be and become effective only upon the adoption and approval of the Plan at a meeting of shareholders of the Fund called for the purpose of voting upon the Plan, by a vote of two-thirds of the outstanding Shares of the Fund. The date of such adoption and approval of the Plan by shareholders is hereinafter called the "Effective Date."

    2. DISSOLUTION. As promptly as practicable after the Effective Date, consistent with the provisions of this Plan, the Fund shall be liquidated and dissolved pursuant to applicable provisions of Massachusetts law.

    3. CESSATION OF BUSINESS. After the Effective Date, the Fund shall not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing its assets to shareholders in accordance with the provisions of this Plan after the payment to (or reservation of assets for payment to) all creditors of the Fund; provided that the Fund shall, prior to the making of the final liquidating distribution, continue to honor requests for the redemption of shares and may, as determined to be appropriate by the Board, make payment of dividends and other distributions to shareholders and permit the reinvestment thereof in additional shares.

    4. LIQUIDATION OF ASSETS. The Fund shall cause the liquidation of its assets to cash form as soon as is practicable consistent with the terms of the Plan.

    5. PAYMENT OF DEBTS. As soon as practicable after the Effective Date, the Fund shall determine and pay (or reserve sufficient amounts to pay) the amount of all known or reasonably ascertainable liabilities of the Fund incurred prior to the date of the liquidating distribution provided in Section 6 below.

    6. LIQUIDATING DISTRIBUTION. As soon as practicable after the Effective Date, and in any event within sixty (60) days thereafter, the Fund will mail the following to each shareholder of record who has not redeemed its shares: (i) a liquidating distribution equal to the shareholder's proportionate interest in the remaining assets of the Fund (after the payments and creation of the reserves contemplated by Section 5 above); and (ii) information concerning the sources of the liquidating distribution.

    7. EXPENSES OF LIQUIDATION AND DISSOLUTION. Except as may be otherwise agreed to between the Fund and its investment manager, all expenses incurred by or allocable to the Fund in carrying out this Plan, deregistering the Fund as an investment company, and dissolving the Fund, shall be borne by the Fund.

    8. POWER OF THE BOARD OF TRUSTEES. The Board and, subject to the general direction of the Board, the officers of the Fund, shall have authority to do or to authorize any or all acts and things as they may consider necessary or desirable to carry out the purposes of this Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement this Plan or which may be required by the provisions of the Investment Company Act, the Securities Act of 1933, as amended, and the applicable Massachusetts law.

    The death, resignation or other disability of any Trustee or any officer of the Fund shall not impair the authority of the surviving or remaining Trustees or officers to exercise any of the powers provided for in this Plan.

    9. AMENDMENT OF THE PLAN. The Board shall have the authority to authorize such variations from or amendments to the provisions of this Plan (other than the terms of the liquidating distribution) as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of assets to shareholders in accordance with the purposes intended to be accomplished by this Plan.

                        DEAN WITTER PREMIER INCOME TRUST
                 SPECIAL MEETING OF SHAREHOLDERS -- MAY 1, 1997

                                     PROXY

    The undersigned hereby appoints BARRY FINK, ROBERT M. SCANLAN, JOSEPH MCALINDEN, or any of them, proxies, each with the power of substitution, to vote on behalf of the undersigned at the Special Meeting of Shareholders of DEAN WITTER PREMIER INCOME TRUST on May 1, 1997 at 9:00 A.M., New York City time, and at any adjournment thereof, on the proposal set forth in the Notice of Meeting dated February 10, 1997 as follows:

    THIS PROXY IS SOLICITED BY THE TRUSTEES. IF NO SPECIFICATION IS MADE ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

IMPORTANT: PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

                        (Continued, and to be dated and signed on reverse side.)

PLEASE MARK BOXES / / OR /X/ IN BLUE OR BLACK INK.

APPROVAL OF PLAN OF LIQUIDATION AND DISSOLUTION:
 / / FOR             / / AGAINST             / / ABSTAIN
and in their discretion in the transaction of any other business which may properly come before the meeting.

                            Please sign personally. If the shares are registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for corporations.

                                   Dated _______________________________________
                                   _____________________________________________
                                                     Signature
                                   _____________________________________________
                                                     Signature